UCN Closes on the Purchase of ScheduleQ Workforce Management
Software

inContact® the first unified contact distribution / workforce management solution in the hosted contact center market

Salt Lake City, February 15, 2007  –  UCN, Inc. (OTCBB:UCNN) the leading provider of all-in-one, off-premises contact handling technology services delivered over the UCN VoIP network, today announced it closed on the purchase of ScheduleQ, LLC, of Salt Lake City, acquiring its on-demand workforce management (WFM) software solution.

Under the terms of the agreement, the acquisition price consists of cash, stock and notes. At closing, UCN will pay ScheduleQ liabilities of $256,324. ScheduleQ owners will receive 108,912 shares of UCN restricted common stock and a non-interest bearing note of $360,676 with a term of four years. Additionally, over a four-year period, UCN will pay a minimum of $100,000 and a maximum of up to $982,000 in earn-outs based on an agreed dollar amount per each user license sold during that period.

ScheduleQ CEO, Drew Judkins said: “ScheduleQ’s goal from the beginning was to develop a relationship with a provider of on-demand, hosted ACD technology. We selected UCN because the two products easily exchange data, leading to a complimentary solution that will benefit customers. UCN is an innovative market leader in the hosted space with an established sales force, enabling our two companies to immediately focus on selling a unified solution.”

“With this agreement, combined with the announcement earlier this week of our Echo purchase, UCN immediately enters the fast growing $1 billion workforce optimization market, becoming the first on-demand provider to offer unified technology for contact distribution, workforce scheduling and management, and customer satisfaction survey and analysis tools,” said UCN CEO, Paul Jarman.

Advantages of the acquisition include:

–	The new product enables UCN to increase potential revenue per customer

–	The ability to close new customers faster with the ScheduleQ product

–	The product addresses the labor management needs of a wide range of contact centers from 20 to more than 1000 agents. It is especially valuable for those who need to manage a distributed workforce.

–	Becomes a key component in the UCN All-in-One inContact® offering

About UCN, Inc.

UCN (OTCBB: UCNN) is the leading provider of all-in-one, off-premises contact handling services that improve the customer contact experience and the productivity of those handling the contacts. InContact® includes an integrated suite of core contact handling applications, including contact routing, interactive menus, database integration, reporting, monitoring, recording, administration, and workforce optimization applications, including a scheduling and tracking tool and an automated customer satisfaction survey and reporting system. InControl™ is a unique, rapid application development tool that enables inContact customers to develop highly flexible, customized business contact handling processes in record time. To learn more about UCN visit www.ucn.net.

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Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,”“expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,”“continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; our ability to expand operations; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and our ability to expand, retain and motivate our employees and manage our growth. Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

General Contact: Jan Johnson UCN, VP of Marketing 801-320-3263 jan.johnson@ucn.net	Investor Contact: Liolios Group Inc. Scott Liolios or Ron Both 949-574-3860 scott@liolios.com